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                                                                    EXHIBIT 16.1


[PRICEWATERHOUSECOOPERS LOGO]
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                                                      PRICEWATERHOUSECOOPERS LLP
                                                      One North Wacker
                                                      Chicago IL 60606
                                                      Telephone (312) 298 2000



January 7, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Dean Holding Company (formerly Dean Foods Company) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Dean Holding Company's Form 8-K report dated January 7, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
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    PricewaterhouseCoopers LLP


On January 3, 2002, we notified PricewaterhouseCoopers, LLP of our decision to dismiss PricewaterhouseCoopers as our independent auditors, effective immediately. PricewaterhouseCoopers' reports on our consolidated financial statements for the two fiscal years ended May 28, 2000 and May 27, 2001, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The sole member of our Board of Directors recommended and approved PricewaterhouseCoopers' dismissal. During our two fiscal years ended May 27, 2001 and through the dismissal date, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. During our two fiscal years ended May 27, 2001 and through the dismissal date, there were no "Reportable Events" (hereinafter defined) requiring disclosure pursuant to
Item 304(a)(1)(v) of Regulation S-K. As used herein, the term "Reportable Event" means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 Regulation S-K.